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                                                           EXHIBIT 10.20.2


                              EMPLOYMENT AGREEMENT

        This Employment Agreement made as of the 19th day of November, 1996

                                BY AND BETWEEN:

        ROBERTS PHARMACEUTICAL CORPORATION, a New Jersey Corporation with offices located at Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey (hereinafter referred to as "Employer")

                                      AND

        Peter M. Rogalin, residing at 75 Belmont Road, Glen Rock, New Jersey 07452 (hereinafter referred to as "Employee"):

                              W I T N E S S E T H:

        WHEREAS, Employee has been employed as Vice President, by Employer and has made and is expected to continue to make material contributions to the growth and development of Employer; and

        WHEREAS, Employer deems it to be in Employer's best interest to assure Employee continuous employment by Employer; and
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        WHEREAS, it is in the best interest of the Employer that Employee remain focused on the business of the Company in the event of a change of control of Employer; and

        WHEREAS, Employer deems it to be in Employer's best interests to encourage Employee to remain employed by Employer during a period of uncertainty concerning ownership of Employer; and

        WHEREAS, Employee is willing to continue, and is desirous of continuing, in the employment of Employer;

        NOW THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1.     CAPACITY AND DUTIES
----------     --------------------
1.01 EMPLOYMENT, ACCEPTANCE OF EMPLOYMENT.
     -------------------------------------
   Employer hereby employs Employee and Employee hereby accepts employment by Employer subject to all the terms and conditions hereafter set forth.
1.02 CAPACITY.
     ---------
   Employee shall serve as Vice President and Treasurer.
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 1.03   DUTIES.
        -------
   During the term of this Agreement, Employee shall devote his full attention and his best efforts to the performance of the customary duties of Vice President and Treasurer.

ARTICLE 2.     TERM OF EMPLOYMENT; TERMINATION
----------     -------------------------------
2.01 TERM.
     -----

   Unless earlier terminated as hereafter provided, the term of this Agreement shall commence on the date first above written (the "Effective Date") and shall continue through November 19, 1998, and thereafter may be automatically renewed for successive one (1) year periods on each anniversary of the Effective Date only upon the mutual agreement of Employer and Employee.

2.02 TERMINATION AFTER CHANGE OF CONTROL.
     ------------------------------------

   In the event of a Change in Control (as hereinafter defined) of Employer, Employer shall have the right to terminate this Agreement by giving written notice to Employee specifying the intention to terminate this Agreement and the effective date for such termination. For purposes of this Article 2, "Change of Control" shall mean either (i) a merger or consolidation of Employer into another corporation or a merger of another corporation with or into the Employer; or (ii) a sale by Employer of substantially all of its assets, which, in the case of either (i) or (ii) above, results in the shareholders of Employer (as they existed immediately prior to the effectiveness of the merger,
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consolidation or sale) owning less than fifty percent (50%) of the surviving entity or new corporation or entity that has acquired substantially all of the Employer's assets after the effectiveness thereof; or (iii) a reorganization of Employer which results in either Employer becoming a subsidiary of another corporation or employer not being the surviving entity (other than a merger or consolidation (a) with a wholly-owned subsidiary of the Employer; (b) to effect a change in domicile; or (c) of the Employer into another corporation that does not result in the shareholders of Employer, as they existed immediately prior to the effectiveness of such merger or consolidation, owning less than fifty percent (50%) of the surviving corporation); or (iv) the acquisition by any person, entity or group of persons or entities acting in concert, of fifty percent (50%) or more of Employer's then issued and outstanding voting securities, whether acquired in one transaction or a series of transactions.

2.03 COMPENSATION ON TERMINATION AFTER CHANGE OF CONTROL.
     ----------------------------------------------------

   In the event of any termination of this Agreement by Employer pursuant to
Section 2.02 hereof, Employee shall be entitled to receive, and Employer shall be obligated to pay, the compensation set forth in Section 3.01 (a) at the annual rate which Employee is receiving on the date of termination of this Agreement for a period of two (2) years following the termination date.
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ARTICLE 3.     COMPENSATION
----------     ------------
3.01(A) COMPENSATION.
        -------------

   During the term of this Agreement or any extension thereof, and after termination of this Agreement as provided in Section 2.02, as compensation for services to the Employer pursuant to this Agreement, the Employer shall pay to Employee a minimum base salary of One Hundred Seventy Five Thousand

($175,000) per year and the Board of Directors of Employer may, in its sole discretion from time to time, increase said base salary to be paid to Employee as provided in this Article 3 or provide additional compensation to Employee, including but not limited to incentive compensation based upon the earnings or performance of Employer or otherwise, in order to recognize and fairly compensate Employee for the value of his services to Employer.

   In addition, Employee shall be entitled to receive all vacation and other fringe benefits provided by Employer to its employees and officers, including insurance benefits, which may be established by the Board of Directors of Employer from time to time. In addition, Employer may provide such other additional or incentive compensation, benefits or perquisites as its Board of Directors may from time to time authorize.

3.01(B) INCENTIVE COMPENSATION
        ----------------------

   Employer may adopt and maintain a "Management Incentive Compensation Plan." Should such a plan be adopted by Employer, at all times during the term of this Agreement, Employee shall be
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designated by Employer as a participant in such plan. In the event that, at any time during the term of this Agreement, Employer shall rescind, discontinue, amend or revise such plan, then Employer shall include Employee in any revised or amended Incentive Plan or substituted plan and Employee shall be entitled to receive incentive compensation comparable to that offered to other members of Employer's senior level management thereunder.

3.02 STOCK OPTION PLANS.
     -------------------

   If during the term of this Agreement, Employee's employment is terminated and such election by Employee is permitted under any stock option plan(s) applicable to Employee, Employee, or his personal representatives or heirs, shall have the right during a period of seven (7) months following the Termination Date to exercise all options previously granted to Employee under all Stock Option Plans adopted and maintained by Employer as to all or any part of the shares covered thereby, including shares as to which such options would not otherwise then be exercisable.

ARTICLE 4      CERTAIN COVENANTS
---------      -----------------
4.01 NON-COMPETITION.
     ----------------

   During the term of employment hereunder and, in the event of termination of this Agreement, for two (2) years thereafter, Employee shall not accept employment with any employer in direct competition with, nor engage in any activities in direct competition with, the business of Employer. This Section 4.01
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shall not be applicable to any period after a termination of employment if such termination was effected by Employer. In addition, this Section 4.01 shall not prevent Employee from acquiring, as a passive investor, up to 5% of the equity of a competing enterprise.

ARTICLE 5.     MISCELLANEOUS
----------     -------------
5.01 ASSIGNMENT.
     -----------

   This Agreement shall not be assignable by Employee and shall be assignable and required to be assigned, by Employer, only to a person, firm or corporation which may become a successor in interest (by purchase of all or substantially all of the assets of Employer, merger or otherwise) to Employer ("Successor") and this Agreement shall be fully binding upon, and the assumed obligation of, such Successor.

5.02 EMPLOYEE'S ATTORNEY FEES.
     -------------------------

   In the event that Employee is required to institute legal proceedings against Employer to enforce this Agreement or any term or provision thereof ("Employee's Suit") and the Employee's Suit results in a judgment in favor of Employee against Employer, then Employer hereby agrees that Employer shall pay, either directly or by reimbursement to Employee, all legal fees and costs incurred by Employee in the prosecution of Employee's Suit.
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5.03 ENTIRE AGREEMENT.
     -----------------

   This writing represents the entire understanding of the parties and supersedes any and all other understandings between the parties regarding the subject matter hereof whether oral or written. This Agreement may not be altered nor amended in any way except by an agreement in writing signed by both Employer and Employee.

5.04 BINDING EFFECT.
     ---------------

   Subject to Section 5.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators. Any paragraph, sentence, phrase or other provision of this Agreement which is or becomes in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

5.05 GOVERNING LAW.
     --------------

   This Agreement has been negotiated and executed within the State of New Jersey, and the validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New Jersey.
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5.06 HEADINGS.
     ---------

   The headings of Sections in this Agreement are for convenience only and form no part of this Agreement and shall not affect its interpretation.

5.07 NOTICE.
     -------

   Notices authorized or required to be sent pursuant to this Agreement shall be in writing and sent postage prepaid, by United States Certified or Registered Mail, return receipt requested, directed to the other party at its address as may be designated by notice from time to time. Notice shall be deemed given on the date the envelope in which such notice is enclosed, as provided above, is deposited for mailing in a United States mailbox or post office.

5.08 PAYMENT OF TAXES.
     -----------------

   To the extent that any excise taxes become payable by Employee by virtue of any payments made or benefits conferred by Employer hereunder, Employer shall be liable to pay or reimburse Employee for any such taxes or to make any adjustments hereunder.

5.09 WAIVER OF BREACH.
     -----------------

   The waiver of either party of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof or of any other provision of this Agreement.
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   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                    ROBERTS PHARMACEUTICAL CORPORATION



                    By:/s/Robert A. Vukovich
                       ---------------------
                       Robert A. Vukovich
                       Chairman


                       /s/Peter M. Rogalin
                       -------------------
                       Peter M. Rogalin
                       Employee